Letter of Intent dated for reference November 9th, 2014

Between;

Cytta Corp.

And

Ditron Inc.

Whereas:

A.

The purpose of this letter (“Letter of Intent” or “Letter”) is to express Cytta’s intent, subject to the following terms and conditions, to enter into a definitive agreement with Ditron Inc. for either a purchase of its assets or an acquisition of Ditron Inc. (each agreement is sometimes referred to herein as a “Transaction” or, together, as the “Transactions”).

B.

Cytta wishes to acquire all interest in the Corporation, its proprietary software and all certifications including ISO 9001 and ISO 13485 therewith.

C.

Cytta and Mr. Dinovo have defined this new project as ‘Ditron II’.  Ditron Inc. had long been a premier Electronic Manufacturing Service Provider (EMSP), prior to the sale of its Phoenix based facility in 2011. Ditron Inc. provided manufacturing services to OEM customers for over 30 years with an unwavering commitment to customer service (see www.ditron.com).

D.

Ditron II will provide complete manufacturing services and solutions to support the entire life cycle of products in the aerospace, defense, industrial, networking, transportation, and medical equipment market sectors requiring PCB assembly services.  Cytta Corp. will use this acquisition to support its CyttaConnect medical product line and expand the Cytta Data Mobile Platform into additional industry segments.

E.

Ditron II will also provide OEM design and engineering services; PCB assembly and testing, including quick-turn prototype; cable and harness assemblies; electronic interconnect assemblies, subassemblies and full systems integration (known as full box build); after-market repair and warranty services; and full materials management.

F.

Cytta and Ditron will be setting up a new facility for Ditron II in Las Vegas, Nevada.  This facility will concentrate initially on the design and manufacture of leading edge remote monitoring devices for the Medical and Oil & Gas industry and other remote monitoring devices.

G.

Ditron’s state-of-the-art facility previously produced OEM equipment including the MedApps ‘Communicator’ and Implantable Temperature Monitors, Taser® CEW’s (Conducted Electric Weapons), Lightweight Computer Units (LCU’s) for the Army, and several proprietary devices for use by the Military in the Space Program.

H.

Ditron II’s competitive strength will be its ability to manufacture both highly complex assemblies in short cycle times with smaller lot sizes (low volume/high mix with complex system integration and highly scalable assemblies with large lot sizes (high volume/low mix).

Now therefore, Cytta and Ditron are sometimes referred to herein individually as a “party” and collectively as the “parties.” And:

1.

Cytta and Ditron propose to enter into an Agreement for Cytta to acquire Ditron.

2.

The legal form of the acquisition shall be determined by the Parties.

3.

The purchase price of Ditron shall be determined by the Parties.

4.

Neither Party shall be responsible for the liabilities of the other Party prior to closing date unless specifically agreed to.

5.            Neither Party shall be required to execute a final Purchase Agreement unless satisfactory to the Party.

6.

Upon execution of this Letter of Intent the Parties will negotiate in good faith the Purchase price of Ditron.

7.

Upon execution of this letter of Intent the Parties will make full and true disclosure to the other Party all of their assets and liabilities in whatever form.

8.

The Parties agree to provide each other with reasonable representations and warranties as to each Parties assets and liabilities in the final Purchase Agreement.

9.

Each Party will cooperate with the other with regard to any fillings which the other Party is required to make.

10.

Each Party will conduct their business in the ordinary course prior to a final Agreement being executed.

11.

This Letter of Intent will be governed by the laws of the State of Nevada.

 Cytta Corp.

By: ___/s/ G Campbell______

Gary Campbell

Title:  Chief Executive Officer

Ditron Inc.

___/s/ J Dinovo_____________

John Dinovo, owner